EXHIBIT 10.1

EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

           THIS EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment"), dated as of July 21, 2008, is among ELIZABETH ARDEN, INC., a Florida Corporation (the "Borrower"), the banks listed on the signature pages hereto (the "Banks"), JPMORGAN CHASE BANK, N.A. (formerly JPMorgan Chase Bank), as the administrative agent (the "Administrative Agent"), and Bank OF AMERICA, N.A. (successor in interest by merger to Fleet National Bank), as the collateral agent (the "Collateral Agent", and together with the Administrative Agent, the "Agents").

RECITALS:

           The Borrower, the Administrative Agent, the Collateral Agent and the banks party thereto have entered into that certain Second Amended and Restated Credit Agreement dated as of December 24, 2002 (as the same has been modified by that certain First Amendment to Second Amended and Restated Credit Agreement dated February 25, 2004, that certain Second Amendment to Second Amended and Restated Credit Agreement dated June 2, 2004, that certain Third Amendment to Second Amended and Restated Credit Agreement dated September 30, 2004, that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated November 2, 2005, that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated August 11, 2006, that certain Sixth Amendment to Second Amended and Restated Credit Agreement dated as of August 15, 2007, and that certain Seventh Amendment to Second Amended and Restated Credit Agreement dated as of November 13, 2007, the "Agreement"). The Borrower and the Guarantors have requested that the Agents and the Banks amend certain provisions of the Agreement and the Agents and the Banks party hereto have agreed to do so on and subject to the terms set forth herein. Upon the execution of this Amendment, HSBC Business Credit (USA), Inc. and HSBC Bank plc shall become Banks under the Agreement.

           NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE I.

Definitions

           Section 1.1.          Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II.

Amendments

           Section 2.1.          Amendment to Definition of "Commitment" in Section 1.01 (Definitions). The definition of "Commitment" contained in Section 1.01 of the Agreement is amended in its entirety to read as follows:

                      "Commitment" means, with respect to a Bank, the obligation of such Bank to make advances of funds and purchase participation interests in Letters of Credit in the aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule 1.01 hereto (or, in the case of an Assignee, in its Assignment and Assumption Agreement), as such amount may be: (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.18, and (c) adjusted to reflect assignments pursuant to Section 9.06. As of July 21, 2008, the aggregate amount of the
        Commitments is $325,000,000.

           Section 2.2.          Amendment to Definition of "Borrowing Base" in Section 1.01 (Definitions). Clause (f) of the definition of "Borrowing Base" contained in Section 1.01 of the Agreement is amended in its entirety to read as follows:

                     (f)          Temporary Increase. If the date of determination is during the period from and including August 15 to and including October 31 during any fiscal year of the Borrower, the
        Temporary Increase Amount; provided, however, that:

                          (i)          if the Borrower delivers a Borrowing Base Certificate at any time after October 1 of such fiscal year of the Borrower which shows that the Borrowing Availability, as calculated in accordance with such Borrowing Base Certificate, is equal to or greater than the Temporary
           Increase Amount but calculating the Borrowing Base on a pro forma basis without giving effect to this clause (f), then effective as of the date of the delivery of such Borrowing Base Certificate, the
           Borrower may, by written notice to the Administrative Agent, exclude the amount available under this clause (f) from the Borrowing Base; and

                          (ii)         this clause (f) shall be included when determining the Borrowing Base for all purposes under this Agreement, including when determining Borrowing Availability, Average
           Borrowing Base Capacity, Borrowing Base Capacity and the Borrowing Base;

           Section 2.3.          Addition of Definition of "Temporary Increase Amount" in Section 1.01 (Definitions). The definition of "Temporary Increase Amount" is hereby added to Section 1.01 of the Agreement in proper alphabetical order and shall read as follows:

                          "Temporary Increase Amount" means the Dollar amount equal to the lesser of:

                                      (a)          $25,000,000 and

                                      (b)          the sum of:

                                                     (i)          five percent (5%) of all Eligible Accounts Receivable; plus

                                                     (ii)         ten percent (10%) of the product of the Appraised
           Liquidation Percentage (as defined below in this definition) multiplied by the difference of (y)
           the gross cost of all finished goods inventory owned by the Borrower and Elizabeth Arden
           GmbH that has been packaged for delivery to a customer and, with respect to such inventory owned by Elizabeth Arden GmbH, that is located in the United States minus (z) the ZUG
           Allocation applicable to such inventory; plus

                                                     (iii)       ten percent (10%) of the product of the Appraised Liquidation
           Percentage (as defined below in this definition) multiplied by the difference of (y) the gross cost of all finished goods inventory owned by the Borrower and Elizabeth Arden GmbH that has not been packaged for delivery to a customer and, with respect to such inventory owned by Elizabeth Arden
           GmbH, that is located in the United States minus (z) the ZUG Allocation applicable to such inventory; plus

                                                     (iv)       ten percent (10%) of the product of the Appraised Liquidation
           Percentage (as defined below in this definition) multiplied by the difference of (y) the gross cost of all work-in-process and raw materials inventory owned by the Borrower and Elizabeth Arden
           GmbH and that, with respect to such inventory owned by Elizabeth Arden GmbH, is located in the
           United States minus (z) the ZUG Allocation applicable to such inventory; plus

                                                     (v)         ten percent (10%) of the product of the Appraised Liquidation
           Percentage (as defined below in this definition) multiplied by the difference of (y) the gross cost of all inventory owned by the Borrower and Elizabeth Arden GmbH and held as a gift to be given with purchased merchandise in the ordinary course of business or as promotional merchandise in the ordinary course of business and that, with respect to such inventory owned by Elizabeth Arden
           GmbH, is located in the United States minus (z) the ZUG Allocation applicable to such inventory.

           Section 2.4.          Amendment to Section 2.09 (Reduction or Termination of Commitments). Clause (b) of Section 2.09 of the Agreement is amended in its entirety to read as follows:

                     (b)          Unless earlier reduced or terminated pursuant to Section 2.09(a), the aggregate amount of the Commitments shall terminate on the Termination Date.

           Section 2.5.         Amendment to Section 2.18 (Increase of Commitments). The reference to "$300,000,000" in clause (iii) of the first proviso in Section 2.18 of the Agreement is amended in its entirety to read "$375,000,000".

           Section 2.6.         Article IX (Miscellaneous). Article IX is amended to add thereto new Sections 9.15 and 9.16 to read as set forth on Schedule 2.6 hereto.

           Section 2.7.         Amendment to Schedule 1.01 (Commitments). Schedule 1.01 of the Agreement is amended in its entirety to read as set forth on Schedule 1.01 attached hereto.

ARTICLE III.

Conditions Precedent

           Section 3.1.          Conditions. The effectiveness of Article II of this Amendment is subject to the satisfaction of the following conditions precedent:

                     (a)         The Administrative Agent shall have received this Amendment duly executed by the Borrower, the Guarantors and the Banks and each Bank shall have receive a new Note in the amount of its Commitment in effect after giving effect to this Amendment if such Commitment amount is different then the principal amount of its existing Note;

                     (b)          The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of Borrower and the Guarantors, the authorization of this Amendment, the Notes and the transactions contemplated hereby and any other legal matters relating to this Amendment reasonably requested by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent and its counsel;

                     (c)          The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date and the representations and warranties in the second and third sentences of Section 4.15(b) which shall be deemed made as of the Effective Date;

                     (d)          The receipt by each Bank of an amendment fee equal to 0.10% of its Commitment as in effect immediately prior to the execution of this Amendment;

                     (e)          The receipt by each Bank who increased its Commitment as result of the effectiveness of this Amendment of an amendment fee equal to 0.75% of such Bank's allocated amount of the increase in the Commitments provided for in this Amendment;

                     (f)          The Administrative Agent shall have received all fees due and payable on or prior to the effective date of this Amendment including, without limitation, those fees set forth in that certain Fee Letter dated the date hereof between the Administrative Agent and the Borrower;

                     (g)          No Default shall exist; and

                     (h)          All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to Administrative Agent and its legal counsel, Hunton & Williams LLP.

ARTICLE IV.

Miscellaneous

           Section 4.1.          Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Agents and the Banks agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. The Borrower (and by their execution of this Amendment below, each Guarantor) agrees that the term "Obligations" as that term is defined in the Agreement, includes, without limitation, the obligations, indebtedness and liability of the Borrower arising under the Agreement as amended hereby and as a result, the obligations, indebtedness and liabilities secured by the Security Agreement and guaranteed by the Guaranty Agreement include all the Obligations, including, without limitation, the obligations, indebtedness and liability of the Borrower arising under the Agreement as amended hereby.

           Section 4.2.          Representations and Warranties; Release. The Borrower hereby represents and warrants to the Agents and the Banks as follows: (a) no Default exists; (b) the representations and warranties set forth in the Loan Documents are true and correct on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date and the representations and warranties in the second and third sentences of Section 4.15(b) which shall be deemed made as of the Effective Date; and (c) the indebtedness incurred and to be incurred pursuant to the Agreement, as amended hereby, is permitted under the terms of the Senior Subordinated Note Indenture and the terms of the other Indentures, in each case, to the extent the applicable Indenture is still in effect. IN ADDITION, TO INDUCE THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE BANKS TO AGREE TO THE TERMS OF THIS AMENDMENT, THE BORROWER AND EACH GUARANTOR (BY ITS EXECUTION BELOW) REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

           Section 4.3.          Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment, and no investigation by any Agent or any Bank or any closing shall affect the representations and warranties or the right of any Agent or any Bank to rely upon them.

           Section 4.4.          Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

           Section 4.5.          Expenses of Administrative Agent. As provided in the Agreement, the Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the reasonable costs and fees of the Administrative Agent's legal counsel provided it sends an invoice to the Borrower beforehand and addresses reasonable questions.

           Section 4.6.          Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

           Section 4.7.          Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

           Section 4.8.          Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agents, each Bank, the Borrower, each Guarantor and their respective successors and assigns, except neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

           Section 4.9.          Effectiveness; Counterparts. This Amendment shall become effective when the Administrative Agent shall have received this Amendment duly executed by the Borrower, the collateral Agent, the Guarantors and the Banks. This Amendment may be executed in one or more counterparts and on telecopy or other electronic counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

           Section 4.10.         Effect of Waiver. No consent or waiver, express or implied, by any Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by the Borrower or any Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

           Section 4.11.         Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

           Section 4.12.         ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                 Executed as of the date first written above.

ELIZABETH ARDEN, INC., as the Borrower

By:	/s/ Marcey Becker
Marcey Becker, Senior Vice President, Finance

JPMORGAN CHASE BANK, N.A. (formerly JPMorgan Chase Bank), individually as a Bank, an Issuing Bank and as Administrative Agent

By:	/s/ Christy L. West
Christy L. West, Vice President

Bank OF AMERICA, N.A. (successor in interest by merger to Fleet National Bank), as Collateral Agent and a Bank

By:	/s/ Donald C. McQueen
Donald C. McQueen, Senior Vice President

THE CIT GROUP/BUSINESS CREDIT, INC. (assignee of LaSalle Business Credit, L.L.C.)

By:	/s/ Robyn Pingree
Robyn Pingree, Vice President

U.S. BANK BUSINESS CREDIT (formerly known as Firstar Bank N.A.)

By:	/s/ Ronald Giblin
Ronald Giblin, Vice President

WACHOVIA Bank, National Association (formerly known as First Union National Bank)

By:	/s/ Susan Cromartie
Susan Cromartie, Vice President

CREDIT SUISSE, Cayman Islands Branch (formerly known as Credit Suisse First Boston)

By:	/s/ Karl Studer
Karl Studer, Director

By:	/s/ Robert Hetu
Robert Hetu, Managing Director

NATIONAL CITY BUSINESS CREDIT, INC. (successor to The Provident Bank)

By:	/s/ Todd W. Milenius
Todd W. Milenius, Vice President

HSBC BUSINESS CREDIT (USA), INC.

By:	/s/ Jimmy Schwartz
Jimmy Schwartz, Vice President - Team Leader

HSBC BANK plc

By:	/s/ David Michael Phillips
David Michael Phillips, Senior Corporate Banking Manager

CONSENT OF GUARANTORS AND REAFFIRMATION OF LOAN DOCUMENTS

            Each of the Guarantors consent and agree to this Amendment (including without limitation, the provisions of Sections 4.1 and 4.2 hereof) and agree that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Guarantor enforceable against it in accordance with their respective terms.

FD MANAGEMENT, INC.

By:	/s/ Stephen J. Smith
Stephen J. Smith, Vice President & Treasurer

DF ENTERPRISES, INC.

By:	/s/ Stephen J. Smith
Stephen J. Smith, Vice President & Treasurer

ELIZABETH ARDEN INTERNATIONAL HOLDING, INC., (formerly FFI International, Inc.)

By:	/s/ Marcey Becker
Marcey Becker, Vice President

RDEN MANAGEMENT, INC.

By:	/s/ Stephen J. Smith
Stephen J. Smith, Vice President & Treasurer

ELIZABETH ARDEN (FINANCING), INC.

By:	/s/ Stephen J. Smith
Stephen J. Smith, Vice President & Treasurer

ELIZABETH ARDEN TRAVEL RETAIL, INC.

By:	/s/ Stephen J. Smith
Stephen J. Smith, Vice President & Treasurer

SCHEDULE 2.6

to

EIGHTH amendment TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

New Sections 9.15 and 9.16

            Section 9.15.     USA PATRIOT Act. Each Bank that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Act.

            Section 9.16.     OFAC. Borrower represents and warrants that, to its knowledge, as of July 21, 2008, neither it nor any Subsidiary of the Borrower: (a) is a Person whose property or interests in property are blocked or are subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001) or (b) is otherwise a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order. Neither the Borrower nor any Subsidiary of the Borrower will knowingly (i) engage in any dealings or transactions prohibited by Section 2 of such executive order, or (ii) be otherwise associated with any such Person in any manner violative of Section 2 of such order.